Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of URSB Bancorp, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

SEIDMAN & ASSOCIATES LLC ET AL

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Managing Member
Date:	09/23/2026

SEIDMAN INVESTMENT PARTNERSHIP LP

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, President of Veteri Place Corporation, its General Partner
Date:	09/23/2026

Seidman Investment Partnership II LP

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, President of Veteri Place Corporation, its General Partner
Date:	09/23/2026

LSBK06-08 LLC

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Managing Member
Date:	09/23/2026

Broad Park Investors LLC

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Investment Manager
Date:	09/23/2026

Chewy Gooey Cookies LLP

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Investment Manager
Date:	09/23/2026

Veteri Place Corp

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, President
Date:	09/23/2026

SEIDMAN LAWRENCE B

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman
Date:	09/23/2026